U.S. Securities and Exchange Commission

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OF THE SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: JUNE 6, 1996



                         MEDICAL ASSET MANAGEMENT, INC.

                             A Delaware Corporation

        COMMISSION FILE NO. 0-27236                    EIN: 33--0359976



                           4447 E. Broadway, Suite 102
                               Mesa, Arizona 85206


                             Telephone: 602-830-7414







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    Item 1.       N/A

    Item 2.       N/A

    Item 3.       N/A

    Item 4.       N/A

    Item 5.       Other Matters.

                  On May 31, 1996 the Company sold 2,000,000 shares of restricted common stock to a group of 30 accredited investors (as defined in Regulation D) for $ 8,000,000.00. The gross proceeds less selling expenses will be used to reduce indebtedness and increase working capital. Cruttenden Roth Incorporated of Irvine, California was the selling agent. The total number of issued and outstanding shares of common stock prior to the private placement as of May 30, 1996 was 11,343,132.

    Item 6.       N/A

    Item 7.       Financial Statements and Exhibits.

                  Financial information is not yet available.

    Item 8.       N/A

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, this registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


    MEDICAL ASSET MANAGEMENT, INC.


    Dated:     JUNE 6, 1996


    By:        /S/ JOHN REGAN
               ---------------------
              John Regan, President